Exhibit 4.3

Certificate No. PA-*** For ** Shares Issued to SPECIMEN	Transferred from	/ /
No. Original Certificate	No. Original Shares	No. Of Shares Transferred
Dated ** , ** Receipt acknowledged

NUMBER	INCORPORATED UNDER THE LAWS OF	SHARES
PA-***	THE STATE OF DELAWARE	**

NEW HORIZONS WORLDWIDE, INC.

Series A convertible Preferred Stock, Without Par value

This Certifies that SPECIMEN is the owner of ******************************************* fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ** day of ** A.D.**

/s/ Stuart O. Smith	/s/ Curtis Lee Smith
Stuart O. Smith, Secretary	Curtis Lee Smith, Chairman

© 1999 ALL-STATE LEGAL® A DIVISION OF ALL-STATE INTERNATIONAL, INC.  www.aslegal.com 800 222 0510   99C13

EXPLANATION OF ABBREVIATIONS

The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations.  Abbreviations, in addition to those appearing below, may be used.

JT TEN	As joint tenants with right of survivorship and not as tenants in common	TEN ENT	As tenants by the entireties
		UNIF GIFT MIN ACT	Uniform Gifts to Minors Act
TEN COM	As tenants in common	CUST	Custodian for

For Value Received,       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Shares represented by the within certificate, and do hereby irrevocably constitute and appoint                                                                                                                                   Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER

CERTIFICATE

FOR

SHARES

OF

Issued to

Dated

THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY    , 2005, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK.  A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND THE RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS AND SERIES OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREON WILL BE PROVIDED WITHOUT CHARGE TO EACH STOCKHOLDER UPON REQUEST TO THE COMPANY.